Exhibit 4-15

SUPPLEMENTAL MORTGAGE

Supplemental Indenture

Dated

SUPPLEMENTAL TO
FIRST AND REFUNDING MORTGAGE
DATED AUGUST 1, 1924

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
TO
US BANK NATIONAL ASSOCIATION
Trustee
21 South Street
Morristown, New Jersey 07960

PROVIDING FOR THE ISSUE OF
$                            FIRST AND REFUNDING MORTGAGE BONDS,
                            SERIES               DUE

RECORD IN MORTGAGE BOOK AND RETURN TO:
                       ,    ESQ.
80 PARK PLAZA, T5B
NEWARK, N.J. 07102-4194

Prepared by

(                          , ESQ.)

TABLE OF CONTENTS

Page
RECITALS
FORM OF BOND
FORM OF CERTIFICATE OF AUTHENTICATION
GRANTING CLAUSES
ARTICLE I.
BONDS OF THE ______________ SERIES __.
DESCRIPTION OF SERIES
ARTICLE II.
REDEMPTION OF BONDS OF THE ______________ SERIES __.
SECTION 2.01.	Redemption--Redemption Price
SECTION 2.02.	Redemptions Pursuant to Section 4C of Article Eight of the Indenture
SECTION 2.03.	Interest on Called Bonds to Cease
SECTION 2.04.	Bonds Called in Part
SECTION 2.05.	Provisions of Indenture Not Applicable
ARTICLE III.
MISCELLANEOUS.
SECTION 3.01.	Authentication of Bonds of ______________ Series __
SECTION 3.02.	Authentication Agent
SECTION 3.03.	Additional Restrictions on Authentication of Additional Bonds Under Indenture
SECTION 3.04.	Restriction on Dividends
SECTION 3.05.	Use of Facsimile Seal and Signatures
SECTION 3.06.	Time for Making of Payment
SECTION 3.07.	Effective Period of Supplemental Indenture
SECTION 3.08.	Effect of Approval of Board of Public Utilities of the State of New Jersey
Section 3.09.	Execution in Counterparts
ACKNOWLEDGEMENTS
CERTIFICATE OF RESIDENCE

SUPPLEMENTAL INDENTURE, dated the ___ day of __________, for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the "Company", party of the first part, and US Bank National Association, a national banking association organized under the laws of the United States of America, as successor Trustee to Wachovia Bank, National Association (previously known as Fidelity Union Trust Company) under the indenture dated August 1, 1924, below mentioned, hereinafter called the "Trustee", party of the second part.

WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY, a certain indenture dated August 1, 1924 (hereinafter called the "Indenture") to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and

WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

County	Office	Book Number	Page Number
Atlantic	Clerk's	1955 of Mortgages	160
Bergen	Clerk's	94 of Chattel Mortgages	123 etc.
Burlington	Clerk's	693 of Mortgages	88 etc.
		52 of Chattel Mortgages	Folio 8 etc.
Camden	Register's	177 of Mortgages	Folio 354 etc.
		45 of Chattel Mortgages	184 etc.
Cumberland	Clerk's	239 of Mortgages	1 etc.
		786 of Mortgages	638 & c.
Essex	Register's	437 of Chattel Mortgages	1-48
		T-51 of Mortgages	341-392
Gloucester	Clerk's	34 of Chattel Mortgages	123 etc.
Hudson	Register's	142 of Mortgages	7 etc.
		453 of Chattel Mortgages	9 etc.
		1245 of Mortgages	484, etc.
Hunterdon	Clerk's	151 of Mortgages	344
Mercer	Clerk's	67 of Chattel Mortgages	1 etc.
Middlesex	Clerk's	384 of Mortgages	1 etc.
		113 of Chattel Mortgages	3 etc.
		437 of Mortgages	294 etc.
Monmouth	Clerk's	951 of Mortgages	291 & c.
Morris	Clerk's	N-3 of Chattel Mortgages	446 etc.
		F-10 of Mortgages	269 etc.
Ocean	Clerk's	1809 of Mortgages	40
Passaic	Register's	M-6 of Chattel Mortgages	178, etc.
Salem	Clerk's	R-13 of Mortgages	268 etc.
		267 of Mortgages	249 etc.
Somerset	Clerk's	46 of Chattel Mortgages	207 etc.
		N-10 of Mortgages	1 etc.
Sussex	Clerk's	123 of Mortgages	10 & c.
Union	Register's	9584 of Mortgages	259 etc.
Warren	Clerk's	124 of Mortgages	141 etc.

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and

WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

County	Office	Book Number	Page Number
Adams	Recorder's	22 of Mortgages	105
Armstrong	Recorder's	208 of Mortgages	381
Bedford	Recorder's	90 of Mortgages	917
Blair	Recorder's	671 of Mortgages	430
Cambria	Recorder's	407 of Mortgages	352
Cumberland	Recorder's	500 of Mortgages	136
Franklin	Recorder's	285 of Mortgages	373
Huntington	Recorder's	128 of Mortgages	47
Indiana	Recorder's	197 of Mortgages	281
Lancaster	Recorder's	984 of Mortgages	1
Montgomery	Recorder's	5053 of Mortgages	1221
Westmoreland	Recorder's	1281 of Mortgages	198
York and	Recorder's	31-V of Mortgages	446

WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and

WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated ______________, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and WHEREAS, since the execution and delivery of said supplemental indenture dated _____________, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and

WHEREAS, the Indenture has been amended or supplemented from time to time; and

WHEREAS, it is provided in the Indenture that no bonds other than those of the 5-1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and

WHEREAS, the Company desires to provide for the issue of $___________principal amount of bonds to be secured by said Indenture of a series to be designated as "First and Refunding Mortgage Bonds, ______________ Series __ due ____" (hereinafter sometimes called "______________ Series __"); and

WHEREAS, the text of the Bonds of the ______________ Series __ and of the certificate of authentication to be borne by the Bonds of the ______________ Series __ shall be substantially of the following tenor:

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[FORM OF BOND]

[FACE]

REGISTERED
REGISTERED
NUMBER
AMOUNT
RV

$

PUBLIC SERVICE ELECTRIC AND GAS COMPANY FIRST AND REFUNDING MORTGAGE BOND, ______________ SERIES __ DUE ____ Public Service Electric and Gas Company (hereinafter called the "Company"), a corporation of the State of New Jersey, for value received, hereby promises to pay to _______________________, or registered assigns, on the surrender hereof, the principal sum of ___________ Million Dollars, on ___________, and to pay interest thereon from the date hereof, at an annual rate of ___________ ___________% reset and calculated as more fully set forth on the reverse hereof, and until payment of said principal sum, such interest to be payable _________, ___________, ___________ and ___________ in each year beginning ___________.

Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of US Bank National Association in the City of Morristown, State of New Jersey, or (at the option of the registered owner) at the corporate trust office or agency of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed by its proper officers under its corporate seal.

Dated

PUBLIC SERVICE ELECTRIC AND GAS COMPANY,

By
(Vice) President

(Seal) Attest:

(Assistant) Secretary

(FORM OF CERTIFICATE OF AUTHENTICATION)
CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated therein which is described in the within-mentioned indenture and supplemental indenture dated ___________, as secured thereby.

US BANK NATIONAL ASSOCIATION, TRUSTEE,

By
Authorized Signatory

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(FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION)
ALTERNATE CERTIFICATE OF AUTHENTICATION

This Bond is one of the Bonds of the series designated therein which are described in the within-mentioned indenture and supplemental indenture dated ___________, as secured thereby.

US BANK NATIONAL ASSOCIATION, TRUSTEE

By
Authenticating Agent

By
Authorized Signatory

[FORM OF BOND]
[REVERSE]

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

FIRST AND REFUNDING MORTGAGE BOND,
______________ SERIES __ DUE ____

This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including the Supplemental Indenture dated ___________, duly executed by the Company and US Bank National Association as Trustee. This Bond is one of the Bonds of the ______________ Series __ due ____, which series is limited to the aggregate principal amount of $___________ and is issued pursuant to said Supplemental Indenture dated ___________. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.

In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does nor alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affect the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the ______________ Series __ due ____, in which this Bond is included, are designated "First and Refunding Mortgage Bonds, ______________ Series __ due ____".

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In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.

The Bonds of this series are subject to redemption as provided in the Supplemental Indenture dated ______________.

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This Bond is transferable, but only as provided in said indenture, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at any office where the principal hereof and interest hereon are payable; upon any such transfer a new Bond similar hereto will be issued to the transferee. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.

The Bonds of this series are issuable only in fully registered form, in denominations of $_____ and any multiple of $_____. Such fully registered Bonds of the several denominations may be exchanged for fully registered Bonds of other authorized denominations, but only as provided in said indenture, upon surrender thereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal thereof and interest thereon are payable. No service charge shall be made for any such exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Company shall not be required to issue or make transfers or exchanges of Bonds of this series for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such Bonds drawn in whole or in part for such redemption.

No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds issued thereunder, or implied therefrom.

This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by US Bank National Association as Trustee, or by its successor in trust under said indenture.

WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company represents that all things necessary to make the bond of the series hereinafter described, when duly authenticated by the Trustee and issued by the Company, a valid, binding and legal obligation of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:

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NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company's business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated ___________, subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;

All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;

UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and

SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and Subject, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;

TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;

IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;

AND THIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

ARTICLE I.

BONDS OF THE ______________ SERIES __.

The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated "First and Refunding Mortgage Bonds, ______________ Series __ due ____"; shall be limited to the aggregate principal amount of $____________; shall mature on ___________; shall bear interest at a rate and on the dates set forth in the form of the Bond hereinbefore described, shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of US Bank National Association, or at the corporate trust office of any paying agent appointed, and shall be issuable only in the form of fully registered bonds in the denominations of $_____ and any multiple of $_____ and the several denominations shall be interchangeable.

8

The Company shall not be required to issue or make transfers or exchanges of bonds of the _____________ Series __ for a period of ten days next preceding any interest payment date or next preceding the date of any drawing of such bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of any such bonds drawn in whole or in part for such redemption.

Bonds of the ______________ Series __ shall be transferable and exchangeable, but only as provided in the Indenture, upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at either of said offices. The Company hereby waives any right to make a charge for any transfer or exchange of Bonds of the _____________ Series __, but the Company may require payment of a sum sufficient to cover any tax or any other governmental charge that may be imposed in relation thereto.

ARTICLE II.

REDEMPTION OF BONDS OF ______________ SERIES __.

SECTION 2.01. Redemption--Redemption Prices. Bonds of the ______________ Series __ shall be subject to redemption at any time:

a)	as a whole at any time on or after ___________, or in part from time to time on any interest payment date on or after ___________ at the election of the Company as provided in Section 2.02 hereof, upon payment of 100% of the principal amount of the bonds of the ______________ Series __ to be redeemed (said amount (exclusive of accrued interest) is herein referred to as the "regular redemption price");
(b)	at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, is applied to the redemption of bonds of the ______________ Series __, upon payment of 100% of the principal amount thereof specified as the "Special Redemption Price" in the form of Bond hereinbefore set forth (said amount (exclusive of accrued interest) is herein referred to as the "special redemption price");

together in each case with accrued interest to the date fixed for redemption.

SECTION 2.02. Redemption at Election of Company. The election of the Company to redeem any of the bonds of the ______________ Series __ shall be evidenced by a resolution of the Board of Directors of the Company calling for redemption on an interest payment date all or a stated principal amount thereof. Any such call may be conditioned upon the deposit with the Trustee, on or before such redemption date, of the total regular redemption price of the bonds so called, with accrued interest thereon to the redemption date. At least 40 days prior to such redemption date (or at such later time as shall be satisfactory to the Trustee) the Company shall file with the Trustee a certified copy of such resolution. Unless such call shall be conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date and unless the notice below provided for shall so state, the Company shall on or before such redemption date deposit with the Trustee the total regular redemption price of all the bonds so called, with accrued interest thereon to the redemption date.

If the Company elects to redeem less than all of the bonds of the ______________ Series __, the particular bonds or portions thereof to be redeemed shall, upon request of the Company, be drawn by lot by the Trustee, according to such method as it shall deem proper, from the bonds of said series then outstanding. The Trustee shall certify to the Company the serial numbers of the bonds so drawn.

The Company shall thereupon give notice of such redemption, in the manner and substantially in the form provided in Section 2.03 hereof to be given in the case of bonds of the ______________ Series __ called pursuant to Section 4C of Article Eight of the Indenture, except that (1) such notice shall state that the bonds specified have been called for redemption at the election of the Company, and that they will be payable on the date specified in the resolution of the Board of Directors of the Company at a stated amount (which shall be the regular redemption price plus any accrued and unpaid interest to the redemption date), (2) if all the bonds of the ______________ Series __ be called, the notice shall so state and may omit the serial numbers thereof, (3) if the date fixed for redemption be other than an interest payment date, the notice shall state that the bonds will be payable at the regular redemption price plus accrued interest to the redemption date, (4) the mailing of such notice to registered owners of bonds of said series shall take place not less than 30 nor more than 40 days in advance of the date fixed for redemption, but failure

9

duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond, and (5) if the call of such bonds for redemption shall have been conditioned upon the deposit of the regular redemption price and accrued interest with the Trustee on or before the redemption date, as above permitted, the notice shall so state, and shall state that unless such deposit is made on or before such date the call for redemption and the notice shall be of no effect.

Before any money shall be applied by the Trustee to the redemption of bonds under this Section, the Company shall deliver to the Trustee a certificate or opinion by the President or a Vice President of the Company and an opinion of counsel, stating that all conditions precedent provided for herein (including any covenants compliance with which constitutes a condition precedent) relating to such redemption have been complied with.

SECTION 2.03. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of the bonds of the ______________ Series __, the Trustee not later than 30 days prior to the applicable redemption date, shall draw by lot according to such method as it shall deem proper, from all the bonds of the ______________ Series __ then outstanding, such principal amount thereof as is to be redeemed. Bonds of said series so redeemed shall be cancelled.

After such drawing the Trustee shall, not later than 30 nor more than 40 days in advance of the date fixed for redemption, give, in the name of the Company, notice by mail that bonds of the ______________ Series __ bearing the serial numbers specified have been called for redemption pursuant to said Section 4C of Article Eight, that they will be due and payable on such redemption date, at the principal corporate trust office of the Trustee or at the corporate trust office of any paying agent appointed, at a stated amount (which shall be the Special Redemption Price (plus any accrued and unpaid interest to the redemption date), that, if the date fixed for redemption be other than an interest payment date, the bonds will be payable at the Special Redemption Price, plus accrued interest to the redemption date, and that all interest thereon will cease to accrue after said date. Such notice shall be mailed to the registered owners of the bonds so called, at their respective addresses as the same may appear on the registry books. Failure duly to give such notice of redemption to the registered owner of any bond called for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other bond.

SECTION 2.04. Called Bonds to be Surrendered--Interest to Cease. Each bond or portion thereof of the ______________ Series __ so called under either Section 2.02 or 2.03 hereof shall be due and payable (upon surrender thereof) at the places and price and on the date specified in such notice, anything herein or in such bond to the contrary notwithstanding. From and after the date when each bond or portion thereof of the ______________ Series __ shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Trustee and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

SECTION 2.05. Bonds Called in Part. If only a portion of any bond of the ______________ Series __ shall be drawn by lot by the Trustee pursuant to Section 2.02 or 2.03 hereof, the notice of redemption hereinbefore provided for shall specify the serial number of such bond and the portion of the principal amount thereof to be redeemed. Upon surrender of such bond for partial redemption and upon payment of the portion so called for redemption, a new bond or bonds of the ______________ Series __, in aggregate principal amount equal to the unredeemed portion of such surrendered bond, shall be executed by the Company, authenticated by or on behalf of the Trustee, and delivered to the registered owner thereof, without expense to such owner.

SECTION 2.06. Provisions of Indenture Not Applicable. There shall be no sinking fund for the bonds of ______________ Series __. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company in this Article in respect of the bonds of the ______________ Series __.

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ARTICLE III

MISCELLANEOUS.

SECTION 3.01. Authentication of Bonds of ______________ Series __. None of the Bonds of the ______________ Series __, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

SECTION 3.02. Authenticating Agent. As long as any of the bonds of the ______________ Series __ remain outstanding, the Trustee may appoint an authenticating agent to act on its behalf and subject to its direction in connection with the authentication of bonds of the ______________ Series __. Such authenticating agent shall be appointed by the Trustee by an instrument in writing and shall have no responsibility or liability for any action taken by it at the direction of the Trustee. Such authenticating agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as authenticating agent, having a combined capital and surplus of at least $5,000,000, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and, if there be such a corporation willing and able to act as authenticating agent on reasonable and customary terms, having its principal office and place of business in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee may appoint a successor authenticating agent. The Trustee shall give written notice of such appointment to the Company and shall mail notice of such appointment to all registered owners of the bonds of the ______________ Series __, at their respective addresses as the same may appear on the registry books. Any successor authenticating agent, upon acceptance of its appointment, shall become vested with all the rights, powers, duties and responsibilities of its predecessor, with like effect as if originally appointed authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments as provided in the Indenture.

SECTION 3.03. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property;

(1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1-3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and

(2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.

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SECTION 3.04. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.

SECTION 3.05. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the Bonds of the ______________ Series __ may be facsimiles.

SECTION 3.06. Time for Making of Payment. All payments of principal or redemption price of, and interest on, the Bonds of the ______________ Series __ shall be made either prior to the due date thereof or on the due date thereof in immediately available funds. If any interest payment date (other than a stated maturity or redemption date) would otherwise be a day that is not a business day, such interest payment date shall be postponed to the next succeeding day that is a business day. If the stated maturity or redemption date of this Bond would otherwise be a day that is not a business day, such stated maturity or redemption date, as the case may be, will be the next succeeding day that is a business day, and no additional interest shall accrue as a result of such delayed payment.

SECTION 3.07. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the Bonds of the ______________ Series __ shall remain outstanding.

SECTION 3.08. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any Bond of the ______________ Series __ shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.

SECTION 3.09. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

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IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and US Bank National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by the signature of its Secretary, Assistant Secretary, Vice President, or an Assistant Vice President. Executed and delivered this ____ day of ___________.

Attest:
PUBLIC SERVICE ELECTRIC AND GAS COMPANY

By
Vice President
Attest:
Assistant Secretary
US BANK NATIONAL ASSOCIATION

By
Vice President
Attest:
Vice President

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STATE OF NEW JERSEY	)
SS:)
COUNTY OF ESSEX	)

Be it Remembered, that on this ___ day of ___________, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared ___________, who, I am satisfied, is a Vice President of Public Service Electric and Gas Company, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation the mortgagor, has received a true copy of said instrument.

Notary Public of New Jersey My Commission Expires
STATE OF NEW JERSEY	)
SS:)
COUNTY OF ESSEX	)

Be it Remembered, that on this ___ day of ___________, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared ___________, who, I am satisfied, is a Vice President of US Bank National Association, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

Notary Public of New Jersey My Commission Expires

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CERTIFICATE OF RESIDENCE

US Bank National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 21 South Street, Morristown, New Jersey 07960.

US BANK NATIONAL ASSOCIATION

By
Vice President